EXHIBIT 99.1

August 9, 2007

FOR IMMEDIATE RELEASE

Pliant Corporation to Hold Conference Call

Second Quarter 2007 Financial Results

SCHAUMBURG, IL — Harold Bevis, President and CEO of Pliant Corporation, announced today that the Company will host a conference call and webcast to discuss the Company’s Second Quarter 2007 financial results and to answer questions about the business. The call will take place at 2:00 p.m. Eastern Time on Wednesday, August 15, 2007.

Participants in the United States can access the conference call by calling 888-324-0789, using the access code Pliant, or internationally by calling 773-681-5826 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.

Net Conferencing will also be available for viewing a PowerPoint presentation. For access to the net conference, utilize the call-in numbers above, together with the following information:

URL:  https://e-meetings.mci.com/nc/join/

Conference Number:  PB1620983

Audience Passcode:  PLIANT

Following the call’s completion, an audio web replay will be available on the company’s website: www.pliantcorp.com.

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 22 manufacturing and research and development facilities around the world, and employs approximately 3,000 people.

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CONTACT:

Stephen T. Auburn

Vice President and General Counsel

Steve.auburn@pliantcorp.com

Phone: 847-969-3319

Company Web Site: www.pliantcorp.com